Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 15, 2022, between Akero Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Pfizer Inc., a corporation organized under the laws of the State of Delaware (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock as more fully described in this Agreement.

WHEREAS, concurrently herewith, the Company and the Purchaser have entered into an Information Rights Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(l).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” shall have the meaning ascribed to such term in Section 3.1(u).

“Authorizations” shall have the meaning ascribed to such term in Section 3.1(u).

“Base Prospectus” means the final base prospectus included in the Registration Statement at the time of effectiveness.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Trading Market and banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of Purchased Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Purchased Shares, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Code” shall have the meaning ascribed to such term in Section 3.1(bb).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Confidential Data” shall have the meaning ascribed to such term in Section 3.1(r).

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(z).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(bb).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the U.S. Food and Drug Administration.

“FINRA” shall have the meaning ascribed to such term in Section 3.1(e).

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“GDPR” shall have the meaning ascribed to such term in Section 3.1(s).

“Global Trade Laws and Regulations” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the import laws administered by U.S. Customs and Border Protection; the economic sanctions rules and regulations administered by OFAC; the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury; the UK Export Control Act 2002; UK Export Control Order 2008/3231; EU Council Regulation 428/2009 (as maintained by the European Union or retained by the United Kingdom); EU Council sanctions regulations, as implemented in EU Member States; sanctions regimes implemented under the UK Sanctions and Anti-Money Laundering Act 2018; Canadian sanctions policies; United Nations sanctions policies; and all relevant regulations made under any of the foregoing.

“Healthcare Laws” shall have the meaning ascribed to such term in Section 3.1(w).

“HIPAA” shall have the meaning ascribed to such term in Section 3.1(s).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(p).

“IT Assets” shall have the meaning ascribed to such term in Section 3.1(r).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(dd).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(qq).

“Per Share Purchase Price” equals $9.90, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement and prior to Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(s).

“Preferred Shares” means the shares in the Company’s preferred stock, par value $0.0001 per share, issuable in series.

“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(s).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser on or prior to Closing, relating to the offer and sale of the Purchased Shares to the Purchaser.

“Purchased Shares” means 2,525,252 Common Shares issuable to the Purchaser pursuant to this Agreement.

“Registration Statement” means the effective registration statement on Form S-3ASR filed with the Commission (File No. 333-256229) pursuant to the Securities Act on May 18, 2021, which became effective automatically upon its filing, relating to the offer and sale from time to time of the Company’s securities, including the Purchased Shares, including amendments, exhibits, schedules and documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to a part thereof pursuant to Rule 430A or 430B under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(pp).

“Sanctioned Countries” shall have the meaning ascribed to such term in Section 3.1(pp).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Subscription Amount” means the aggregate amount to be paid by the Purchaser to the Company for the Purchased Shares pursuant to the terms and conditions of this Agreement calculated by multiplying the number of Purchased Shares by the Per Share Purchase Price.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means The Nasdaq Global Market (or any successors thereto).

“Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Purchased Shares at the Per Share Purchase Price. The Subscription Amount shall be made available for “Delivery Versus Payment” settlement with the Company or its designee. The Company and the Purchaser shall deliver the items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 2.2 and Section 2.3, the Closing shall occur remotely or at such physical location as the parties shall mutually agree. Payment of the Subscription Amount for the Purchased Shares shall be made by the Purchaser to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Purchaser of the Purchased Shares registered in the Purchaser’s name and address or as otherwise directed to be registered by the Purchaser, including but not limited to delivery through the facilities of The Depository Trust Company Deposit or Withdrawal at Custodian system.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Prospectus Supplement;

(iii) a copy of the executed treasury direction to the Transfer Agent instructing the Transfer Agent to deliver the Purchased Shares, registered in the name of the Purchaser or such other registration information as directed by the Purchaser;

(iv) a certificate, dated the Closing Date, signed by an executive officer of the Company (in his or her capacity as an officer and without personal liability), certifying the matters in Sections 2.3(b)(i) and (ii) below;

(v) a certificate of the secretary of the Company dated as of the Closing Date certifying that (1) attached thereto is a true and complete copy of each of the Company’s constating documents and all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and that all such documents and resolutions are in full force and effect and (2) the incumbency of each officer signing this Agreement and the certificates and the documents to be delivered hereunder;

(vi) the Company’s wire instructions, on Company letterhead and signed by the Chief Executive Officer or Chief Financial Officer of the Company;

(vii) a certificate of good standing of the Company, dated within one (1) Business Day of the Closing Date, in form and substance reasonably satisfactory to the Purchaser;

(viii) a customary opinion of the Company’s outside legal counsel, dated the Closing Date, relating to the Purchased Shares, in form and substance reasonably satisfactory to the Purchaser; and

(ix) the Purchased Shares (subject to receipt of the Subscription Amount).

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Subscription Amount, with respect to the Purchased Shares purchased by the Purchaser, which shall be made available for “Delivery Versus Payment” settlement with the Company or its designee.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) no stop order or cease trade order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any part thereof shall have been issued, and no proceedings for that purpose shall have been initiated or threatened; and

(vi) from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Shares at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchaser as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiary. Except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.

(b) Organization and Qualification. Each of the Company and its Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in each of the Registration Statement, and the Prospectus Supplement. Neither the Company nor its Subsidiary is in violation nor default of any of the provisions of its respective certificate of incorporation or articles of organization, bylaws or other organizational or charter documents, except where such violation or default would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have resulted or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Purchased Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) contravene or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement or other instrument binding upon the Company or its Subsidiary that is material to the Company and its Subsidiary, taken as a whole, or result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both), or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiary is subject (including federal, and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, or the Financial Industry Regulatory Authority (“FINRA”), or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to Section 4.2 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for approval for the listing of the Purchased Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Purchased Shares; Registration. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, including the Base Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of the Company, are threatened by the Commission. Promptly after execution and delivery of this Agreement, the Company shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within the time period required under Rule 424(b), and in no event later than the Closing Date. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, as of the date of the Prospectus Supplement or any amendment or supplement thereto and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commissions thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement and is, as of the date of this Agreement and the Closing, eligible to use an automatically effective registration statement on Form S-3ASR under the Securities Act.

(g) Listing. The Company has filed a Listing of Additional Shares Notification with the Nasdaq Global Market with respect to the Purchased Shares.

(h) Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any securities since its most recently filed audited financial statements, other than pursuant to the exercise of outstanding employee stock options under the Company’s stock option plans, the issuance of securities to employees pursuant to the Company’s 2018 Stock Option and Grant Plan, as amended, the Company’s 2019 Stock Option and Grant Plan, as amended, and the Company’s 2019 Employee Stock Purchase Plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a set forth in the SEC Reports or would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants, subscription rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, Preferred Shares or other securities of the Company or the capital stock of its Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or its Subsidiary is or may become bound to issue additional Common Shares, any Preferred Shares or other securities of the Company or capital stock of its Subsidiary. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(i) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company (or any predecessor entity thereof) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Purchased Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rules 164, 405, and 433 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer). Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Except for the issuance of the Purchased Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or a Subsidiary or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

(l) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance and sale of the Purchased Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(m) Absence of Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(n) Compliance. Upon the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, neither the Company nor any Subsidiary will be: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or a Subsidiary under) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) in violation of any statute, rule, ordinance, regulation or guidance of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o) Title to Real and Personal Property. The Company and its Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) Title to Intellectual Property. The Company and its Subsidiary own, or possess valid and enforceable licensed rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, licenses, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (collectively, “Intellectual Property”), and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. The Company and its Subsidiary have not received any notice of any claim of infringement, misappropriation with any intellectual property rights of another, and the Company is unaware of any facts which would form a reasonable basis for any such notice or claim. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Reports as owned by or licensed to the Company or its Subsidiary; and (ii) there is no infringement by third parties of any Intellectual Property. Except as disclosed in the SEC Reports, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its Subsidiary infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiary have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiary has been obtained or is being used by the Company or its Subsidiary in violation of any contractual obligation binding on the Company or its Subsidiary or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons.

(q) Trade Secrets. The Company and its Subsidiary have taken reasonable and customary actions to protect their rights in and prevent the unauthorized use and disclosure of material trade secrets and confidential business information (including material confidential source code, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals) owned by the Company and its Subsidiary, and, to the knowledge of the Company, there has been no unauthorized use or disclosure.

(r) IT Assets. Except as could not reasonably be expected to have a Material Adverse Effect (i) the computers, software, servers, networks, data communications lines, and other information technology systems owned, licensed, leased or otherwise used by the Company or its Subsidiary (excluding any public networks) (collectively, the “IT Assets”) operate and perform as is necessary for the operation of the business of the Company and its Subsidiary as currently conducted and as proposed to be conducted as described in the SEC Reports, and (ii) such IT Assets are not infected by viruses, disabling code or other harmful code. The Company and its Subsidiary have at all times implemented and maintained all reasonably necessary controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Assets and data (including all Personal Data (defined below) sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(s) Data Privacy and Security Laws. The Company and its Subsidiary are, and at all prior times were, in compliance in all material respects with all applicable state, federal, and international data privacy and data security laws and regulations, including without limitation HIPAA and the HITECH Act, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the Company and its Subsidiary are currently or have taken commercially reasonable actions to comply with the California Consumer Protection Act of 2018 (collectively, the “Privacy Laws”). To address compliance with the Privacy Laws, the Company and its Subsidiary have in place, comply with, and take commercially reasonable steps designed to achieve compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and transfer of Personal Data. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) “personal data” as defined by GDPR; and (v) any other piece of information that identifies such natural person. At all times, the Company and its Subsidiary have made all disclosures to users or customers required by applicable Privacy Laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that (a) neither it nor any subsidiary at any time: (i) has received written notice of any actual or potential liability, including, but not limited to security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of its Personal Data owned or controlled by the Company or its Subsidiary, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) other than pursuant to its ongoing compliance efforts in the ordinary course of business, is currently conducting, subject to, or paying, in whole or in part, any material investigation, remediation, or other corrective action resulting from the Company’s or its Subsidiary’s non-compliance with any Privacy Law; or (iii) is a party to any order, decree, settlement agreement, or judgment from a governmental entity that imposes any obligation or liability under any Privacy Law; and (b) it is not aware of any specific events rendering any of the foregoing reasonably likely to occur.

(t) No Complaints. There is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending against the Company or its Subsidiary, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company) by any state Attorney General or related office, the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein, or any similar authority in any jurisdiction other than the United States or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or its Subsidiary, and, to the knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is threatened.

(u) FDA Compliance. The Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(v) Studies, Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, to the Company’s knowledge, were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(w) Compliance with Health Care Laws. The Company and its Subsidiary, and to the Company’s knowledge their respective officers, directors, employees and agents, are, and at all times have been, in compliance in all material respects with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287, 1035, 1347, and 1349 the health care fraud criminal provisions under HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C Section 1320-7h), and the laws governing U.S. government funded or sponsored healthcare programs; and (iii) similar local, state, federal, national, supranational and foreign laws the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor its Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company, and to the Company’s knowledge, its Subsidiary, have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, its Subsidiary, nor, to the Company’s knowledge, any of their respective employees, officers, directors, or agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiary nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its Subsidiary, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or its Subsidiary, on the other, that is required by the Securities Act to be described in the SEC Reports and that is not so described in such filings.

(y) Licenses and Permits. To the Company’s knowledge, the Company and its Subsidiary possess all licenses, certificates, permits and other authorizations, other than with respect to its Intellectual Property, issued by, and have made all declarations and filings with, the appropriate and applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in SEC Reports, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor its Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no party granting any such licenses, certificates, permits and other authorizations has taken any action to limit, suspend or revoke the same in any material respect. The Company and its Subsidiary have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of their licenses, certificates, permits and other authorizations that are necessary for the conduct of their respective businesses.

(z) Certain Environmental Matters. (i) The Company and its Subsidiary (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiary, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or its Subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its Subsidiary are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiary, and (z) none of the Company or its Subsidiary anticipates material capital expenditures relating to any Environmental Laws.

(aa) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or its Subsidiary (or, to the knowledge of the Company and its Subsidiary, any other entity (including any predecessor) for whose acts or omissions the Company or its Subsidiary is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or its Subsidiary, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its Subsidiary’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiary’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Insurance. The Company and its Subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by companies engaged in the same or similar business and which the Company reasonably believes are adequate to protect the Company and its Subsidiary and their respective businesses; and neither the Company nor its Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) Cybersecurity; Data Protection. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company and its Subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiary, Personal Data and any such data processed or stored by third parties on behalf of the Company and its Subsidiary) collectively, “IT Systems and Data”); (B) The IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiary as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (C) The Company and its Subsidiary have implemented and maintained appropriate controls, policies, procedures, and technical safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all Personal Data) reasonably consistent with industry standards and practices or as required by applicable regulatory standards. The Company and its Subsidiary have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ee) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its Subsidiary, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect on the Company’s internal control over financial reporting.

(ff) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or its Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(gg) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Common Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except as otherwise have been validly waived in connection with the filing of the Registration Statement or the Prospectus Supplement.

(ii) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, at any time since June 17, 2019, received notice from any Trading Market on which the Common Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and at all times since June 17, 2019 has been, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(jj) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in the Prospectus Supplement or the SEC Reports. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiary, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(kk) Payment of Taxes. All federal, state, local and foreign income tax returns of the Company and its Subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid (except for such failure to file or pay as would not, singly or in the aggregate, result in a Material Adverse Effect), except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and each Subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and any Subsidiary (except as would not, singly or in the aggregate, result in a Material Adverse Effect), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company.

(ll) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any Affiliate, director, officer, employee, agent or other person acting on behalf of the Company or such Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) that is in violation of law, (iv) violated in any material respect any provision of FCPA; or (v) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action of such government official, inducing such government official to do or omit to do an act in violation of his or her official duty, or to secure any improper advantage, or to any person in violation of any applicable anti-corruption laws.

(mm) Accountants. The Company’s accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus Supplement or otherwise in the SEC Reports is an independent registered public accountant firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) with respect to the Company.

(nn) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with this

Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Purchased Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(oo) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company in a violation of Regulation M under the Exchange Act.

(pp) Sanctions. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary, is an individual or entity that is, or is owned or controlled by one or more Persons that are: (i) currently the target of any sanctions administered or enforced by the U.S. government, including without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, including, designation on OFAC’s Specially Designated Nationals and Blocked Persons List; and the consolidated list of Persons, Groups and Entities subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy (collectively, “Sanctions”), (ii) the subject of current, pending, or, to the Company’s knowledge, threatened investigation, inquiry or enforcement proceedings for violations of Global Trade Laws and Regulations, or the recipient of a written notice, request, or citation for any actual or potential noncompliance with Global Trade Laws and Regulations; or (iii) located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic region of Ukraine, and the so-called Luhansk People’s Republic region of Ukraine) (“Sanctioned Countries”). The Company will not directly or knowingly indirectly use the proceeds of the sale of the Purchased Shares, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions, in each case in violation of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated hereby, whether as an agent, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any unlawful dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions.

(qq) Money Laundering. The operations of the Company and its Subsidiary are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes and the applicable rules and regulations of jurisdictions where the Company and its Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr) Statements. Neither the Company, its Subsidiary, nor any of their respective officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to any governmental authority or failed to disclose a material fact required to be disclosed to such governmental authority. All material reports, documents, claims and notices required or requested to be filed, maintained or furnished under any Applicable Regulatory Law by Company or its Subsidiary, have been so filed, maintained or furnished and were complete and correct in all material respects.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Purchased Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Purchased Shares (this representation and warranty not limiting the Purchaser’s right to sell the Purchased Shares in compliance with applicable federal and state securities laws).

(c) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a preliminary term sheet (written or oral) from the Company or any other Person representing the Company setting forth the proposed terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the Closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act, in each case in the form mutually agreed to by the Company and the Purchaser. At any time up to the Closing Date, the Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.3 Use of Proceeds. The Company will use the net proceeds as described in the Prospectus Supplement under the section entitled “Use of Proceeds.”

4.4 Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. At the Closing, the Company shall reimburse Purchaser for all reasonable and documented out-of-pocket fees and expenses (up to a maximum of $150,000 for all such reasonable and documented out-of-pocket fees and expenses), including without limitation with respect to Purchaser’s advisors, legal counsel, accountants and other experts, if any, and all other reasonable and documented expenses incurred by Purchaser incident to the negotiation, preparation, and execution, of this Agreement and the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Purchased Shares to the Purchaser.

5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or its Subsidiary, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Purchaser and the Company.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of common stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of this Agreement.

5.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AKERO THERAPEUTICS, INC.		Address for Notices:

By:	/s/ Andrew Cheng	601 Gateway Boulevard, Suite 350,
Name: Andrew Cheng Title: Chief Executive Officer

South San Francisco, CA, 94080

Attention: William White

Email: bill@akerotx.com

With a copy to:

notices@akerotx.com

With a copy to:

Goodwin Procter LLP

100 Northern Avenue
Boston, MA 02210

Attention: John Mutkoski

Email: JMutkoski@goodwinlaw.com

PFIZER INC.		Address for Notice:

By:	/s/ Deborah Baron	235 East 42nd Street
Name: Deborah Baron Title: Senior Vice President, Worldwide Business Development

New York, NY 10017

Attention: Sarah L. Kilpatrick

Tel: (212) 733-1583

Email: sarah.l.kilpatrick@pfizer.com

With a copy to:

235 East 42nd Street

New York, NY 10017

Attention: Andrew J. Muratore

Tel: (212) 733-7965

Email: andrew.j.muratore@pfizer.com

[Signature Page to Securities Purchase Agreement]